UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 31, 2022

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022, West Pharmaceutical Services, Inc. (“West” or the “Company”) amended and extended the existing credit facility (filed on Form 8-K dated March 28, 2019) from $300,000,000 to a $500,000,000 senior unsecured revolving credit facility by entering into a Second Amendment and Joinder and Assumption Agreement (the “Amended Credit Agreement”) among West, certain of its subsidiaries, the lenders party thereto from time-to-time, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender; BOFA Securities, Inc., Wells Fargo Securities, LLC, U.S. Bank National Association, and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Bank, National Association, U.S. Bank National Association, and JPMorgan Chase Bank, N.A., as Co-Syndication Agents. Capitalized terms not defined herein shall have the meanings set forth in the Amended Credit Agreement.

A brief description of the terms and conditions of the Amended Credit Agreement is contained in Item 2.03 of this report and incorporated herein by reference. Capitalized terms used below are defined in the agreement, unless the context otherwise provides.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the Amended Credit Agreement include:

•A senior unsecured, multi-currency revolving credit facility of $500,000,000, with sublimits of up to $50,000,000 for swing line loans for Domestic Borrowers in U.S. Dollars and a $40,000,000 swing line loan for West Pharmaceutical Services Holding GmbH and up to $50,000,000 for the issuance of standby letters of credit, which credit facility may be increased from time-to-time by the greater of $929,000,000 and EBITDA for the preceding twelve month period in the aggregate through an increase in the revolving credit facility, subject to the satisfaction of certain conditions;

•A termination date of March 31, 2027;

•Borrowings under the credit facility bear interest, at the Company’s option, at either: (a) the Term Secured Overnight Financing Rate (“SOFR”) plus 0.10% plus an applicable margin; or (b) a base rate defined as the highest of: (i) the Bank of America “prime rate”; (ii) the Federal Funds effective rate plus 0.50%; and (iii) Term SOFR plus 1.00%. The applicable margin is based on the ratio of the Company’s Net Consolidated Debt to its modified EBITDA, ranging from 0 to 37.5 basis points for base rate loans and 87.5 to 137.5 basis points for Term SOFR loans;

•Financial covenants providing that the Company shall not permit the ratio of the Company’s Net Consolidated Debt to its Modified EBITDA to be greater than 3.5 to 1; provided that, no more than three times during the term of the Amended Credit Agreement, upon the occurrence of a Qualified Acquisition for each of the four fiscal quarters of the Company immediately following such Qualified Acquisition, the ratio set forth above shall be increased to 4.0 to 1;

•Customary limitations on liens securing indebtedness of the Company and its subsidiaries, fundamental changes (mergers, consolidations, liquidations and dissolutions), asset sales, distributions and acquisitions;

•Customary events of default, the occurrence of which may result in the acceleration of any outstanding loans;

•The Company is obligated to pay customary fees to the agents and lenders under the Amended Credit Agreement with respect to arranging and maintaining the credit facility; and

•Certain of the agents and lenders under the Amended Credit Agreement and their affiliates perform various financial advisory, investment banking and commercial banking services from time-to-time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

The summary of the terms does not purport to be complete and is qualified in its entirety by reference to complete text of the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
10.1
Credit Agreement Second Amendment and Joinder and Assumption Agreement, dated as of March 31, 2022, between West, certain of its subsidiaries, the lenders party thereto from time-to-time, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender; BOFA Securities, Inc., Wells Fargo Securities, LLC, U.S. Bank National Association, and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Bank, National Association, U.S. Bank National Association, and JPMorgan Chase Bank, N.A., as Co-Syndication Agents.

	104	The cover page from the Company’s Current Report on Form 8-K, dated March 31, 2022, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Bernard J. Birkett
Bernard J. Birkett
Senior Vice President, Chief Financial Officer

April 1, 2022

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement Second Amendment and Joinder and Assumption Agreement, dated as of March 31, 2022, between West, certain of its subsidiaries, the lenders party thereto from time-to-time, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender; BOFA Securities, Inc., Wells Fargo Securities, LLC, U.S. Bank National Association, and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Bank, National Association, U.S. Bank National Association, and JPMorgan Chase Bank, N.A., as Co-Syndication Agents.

104	The cover page from the Company’s Current Report on Form 8-K, dated March 31, 2022, formatted in Inline XBRL.